EXHIBIT 99.1

For Release Thursday, November 20, 2014; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2015 SECOND QUARTER RESULTS

Continued strong earnings growth
Achievement of regulatory milestones
New one million share buyback

HOUSTON, Texas, November 20, 2014 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended October 24, 2014.

Quarterly highlights1

Operating results for the second quarter of fiscal 2015 compared to the second quarter of fiscal 2014, and other achievements, include:

·	Worldwide net sales of $73.4 million, an increase of 5%;

·	Continued growth in international net sales to $13.5 million, and increased by 13% on a constant currency basis;

·	U.S. net sales reached a new high of $59.9 million;

·	Record income from operations of $26.3 million, an increase of 20%;

·	Net income of $17.3 million, or $0.64 cents per diluted share.

·	Adjusted non-GAAP income per diluted share of $0.63 compared with income per diluted share of $0.50, an increase of 26%;

·	Continued adoption of AspireSR® generator in Europe;

·	CE Mark approval for the ProGuardianRest™ system;

·	Regulatory submission of the AspireSR generator to the U.S. Food and Drug Administration (“FDA”);

·	Submission of the remaining modules for CE Mark approval of the Vitaria™ generator, which provides Autonomic Regulation Therapy (“ART”) for chronic heart failure.

_________________________
1 The financial and operating results for the thirteen and twenty-six weeks ended October 24, 2014 and October 25, 2013 include and exclude certain items for the purposes of non-GAAP comparisons. As discussed below under “Use of Non-GAAP Financial Measures” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures. Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP. Please refer to the attached non-GAAP reconciliation. Numbers may be affected by rounding.

Results and objectives

“Cyberonics delivered increased sales during our second quarter of fiscal 2015,” commented Dan Moore, President and Chief Executive Officer.  ”We achieved record operating income, and on an adjusted non-GAAP basis, record net income and earnings per share.  Our U.S. business continues to show sequential growth, and increased net sales by 4% over the comparable quarter in the prior year, reaching a new high of $59.9 million; however, U.S. net sales fell short of our expectations.  We estimate that more patients were implanted with a VNS Therapy® System in the U.S. during the recently completed quarter than in any quarter in the company’s history, although new patient implants did not surpass the recent high seen in the second quarter of last fiscal year.

“International sales again showed consistent growth, with unit sales increasing by 11% and net sales increasing to $13.5 million, and by 13% on a constant currency basis.  All regions showed solid volume growth for the quarter.  The introduction of our AspireSR generator is progressing well.  Sales of the AspireSR generator accounted for 12% of all international sales, and more than 30% of unit sales in those countries where it is now available.

“We formally submitted our AspireSR generator for U.S. regulatory approval while continuing a dialogue with FDA.  The AspireSR generator is the first closed-loop VNS Therapy System and is an important addition to our product portfolio, as demonstrated in the European launch.

“We continue to make progress on the ProGuardian™ platform, with the regulatory approval of ProGuardianREST system in Europe.  We anticipate a limited market launch in the U.K. later in the current fiscal year.

“Following the presentation of the encouraging results of the ANTHEM-HF clinical study of ART for chronic heart failure patients with reduced ejection fraction at the European Society of Cardiology meeting in September, we completed the regulatory submission to obtain a CE Mark.  Additionally, we have implanted the first patient in another study, ANTHEM-HFpEF, with the objective of studying the impact of ART for chronic heart failure patients with preserved ejection fraction,” concluded Mr. Moore.

Stock Repurchase Update

Cyberonics purchased 280,000 shares on the open market in the second quarter of fiscal 2015.

The Board has authorized a continuation of the stock repurchase program, approving an additional one million shares to the approximately 270,000 shares remaining under the prior authorization as of October 24, 2014.  We expect to complete the repurchase of the 1.3 million shares by the end of calendar year 2015.

Fiscal 2015 guidance

Cyberonics is adjusting fiscal 2015 guidance for net sales while maintaining guidance for income from operations, adjusted net income and adjusted diluted earnings per share as follows:

Net sales are now expected to be in the range of $292 million to $298 million (previous guidance of $300 million to $307 million).

The assumptions used in setting this range include:

·	Growth of approximately 7%, after adjusting fiscal 2014 for the single-country order of $4.7 million and the final recognition of license revenue of $1.5 million;
·	Worldwide unit growth of approximately 7%, also adjusted for the single-country order;
·	Low single-digit growth in U.S. new patient implants, an adjustment to our prior assumption of mid-single digit growth;
·	Mid-single-digit growth in U.S. replacement implants;
·	Continued international sales growth, adjusted, in the low to mid-teens; and
·	Euro-dollar exchange rate of $1.26 for the remainder of fiscal 2015, as compared with the prior assumption of a Euro-dollar exchange rate of $1.35.

Gross profit margin is expected to be between 90.5% and 91.0%.

Income from operations is still expected to be in the range of $96 million to $99 million.  The company now anticipates an adjusted effective tax rate of between 35% and 35.5% for fiscal 2015, which assumes the renewal of the R & D tax credit.

Adjusted net income for fiscal 2015 is still expected to be in the range of $62 million to $64 million.

The company expects adjusted diluted earnings per share (“EPS”) will remain in the range of $2.33 to $2.39.

Please refer to the GAAP and non-GAAP reconciliation table on the last page of this release.

Additional details will be provided during today’s conference call and in an investor presentation, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share of the company including and excluding items management considers unusual.  Management uses and presents these measures because management believes that they facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Second-Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, November 20, 2014, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2015 second quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the investor relations section of Cyberonics’ corporate website at www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 12007828.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning increasing our epilepsy market penetration and sales growth, obtaining FDA approval of our AspireSR generator, launching our ProGuardianRest system commercially, obtaining regulatory approval for our Vitaria system for ART, conducting and completing a new ART clinical study, completing our share repurchase programs, and achieving our financial guidance for fiscal 2015.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to:  continued market acceptance of the VNS Therapy System and sales of our products; the development and satisfactory completion of clinical studies; the achievement of regulatory approval for new products, including use of the VNS Therapy System for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by the Centers for Medicare & Medicaid Services, state Medicaid agencies and private insurers; the presence or absence of intellectual property protection and potential patent infringement claims; maintaining compliance with government regulations; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (“SEC”).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2014.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013

Net sales	$73,417,194	$70,101,119	$145,421,160	$138,973,476
Cost of sales	6,765,872	6,926,106	13,176,264	13,470,139
Gross profit	66,651,322	63,175,013	132,244,896	125,503,337
Operating expenses:
Selling, general and administrative	29,572,754	29,633,925	62,600,360	58,940,195
Research and development	10,816,868	11,653,450	21,379,622	23,628,615
Litigation settlement	-	-	-	7,442,847
Total operating expenses	40,389,622	41,287,375	83,979,982	90,011,657
Income from operations	26,261,700	21,887,638	48,264,914	35,491,680

Other income (expense), net	36,033	4,726	245,154	(82,550)

Income before income taxes	26,297,733	21,892,364	48,510,068	35,409,130
Income tax expense	9,024,543	8,003,902	17,718,056	12,846,742

Net income	$17,273,190	$13,888,462	$30,792,012	$22,562,388

Basic income per share	$0.65	$0.51	$1.16	$0.82
Diluted income per share	$0.64	$0.50	$1.15	$0.81

Shares used in computing basic income per share	26,574,687	27,274,172	26,636,238	27,393,680
Shares used in computing diluted income per share	26,791,871	27,579,007	26,865,514	27,713,954

 CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	October 24, 2014	April 25, 2014
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$116,841,551	$103,299,116
Short-term investments	25,073,104	25,028,957
Accounts receivable, net	48,458,442	50,674,041
Inventories	19,110,638	17,630,111
Deferred tax assets	6,690,620	17,208,365
Other current assets	5,599,381	6,590,612
Total Current Assets	221,773,736	220,431,202
Property, plant and equipment, net	40,594,501	39,534,873
Intangible assets, net	11,093,098	11,654,690
Long-term investments	15,944,427	15,944,427
Deferred tax assets	6,109,114	5,770,644
Other assets	1,232,850	855,558
Total Assets	$296,747,726	$294,191,394

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$25,249,416	$29,897,697
Total Current Liabilities	25,249,416	29,897,697
Long-term Liabilities	1,604,978	5,193,853
Total Liabilities	26,854,394	35,091,550
Total Stockholders' Equity	269,893,332	259,099,844
Total Liabilities and Stockholders' Equity	$296,747,726	$294,191,394

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Twenty-Six Weeks Ended
	October 24, 2014	October 25, 2013

Cash Flow From Operating Activities:
Net income	$30,792,012	$22,562,388
Non-cash items included in net income:
Depreciation	2,448,738	2,039,632
Amortization	561,592	666,997
Stock-based compensation	6,194,892	5,749,368
Deferred income tax	6,005,434	(1,499,571)
Deferred license revenue amortization	-	(1,467,869)
Other	15,729	(3,258)
Changes in operating assets and liabilities:
Accounts receivable, net	1,304,437	(2,369,854)
Inventories	(1,696,287)	(168,349)
Other current and non-current assets	550,749	(42,693)
Current and non-current liabilities	(3,548,610)	(3,349,709)
Net cash provided by operating activities	42,628,686	22,117,082
Cash Flow From Investing Activities:
Purchase of short-term investments	(4,993,541)	(14,990,389)
Maturities of short-term investments	5,000,000	5,000,000
Intangible asset purchases	-	(3,539,000)
Purchases of property, plant and equipment	(3,865,818)	(9,050,473)
Net cash used in investing activities	(3,859,359)	(22,579,862)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	2,353,728	4,819,184
Cash settlement of compensation-based stock units	(786,361)	(936,115)
Purchase of treasury stock	(29,068,101)	(38,238,364)
Realized excess tax benefit – stock-based compensation	2,587,565	11,767,442
Net cash used in financing activities	(24,913,169)	(22,587,853)
Effect of exchange rate changes on cash and cash equivalents	(313,723)	78,638
Net increase (decrease) in cash and cash equivalents	13,542,435	(22,971,995)
Cash and cash equivalents at beginning of period	103,299,116	120,708,572
Cash and cash equivalents at end of period	$116,841,551	$97,736,577

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted income per share (unaudited):

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013

Income from operations	$26,261,700	$21,887,638	$48,264,914	$35,491,680
Litigation settlement	-	-	-	7,442,847
License fee (1)	-	-	-	(1,467,869)
Adjusted non-GAAP income from operations	$26,261,700	$21,887,638	$48,264,914	$41,466,658

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013

Net income	$17,273,190	$13,888,462	$30,792,012	$22,562,388
Change in reserve for prior year R&D tax credits	(1,300,617)	-	(1,300,617)	-
R&D tax credit not enacted (2)	222,656	-	440,092	-
Tax expense associated with change of international structure	-	-	587,670	-
Reserve for prior year international tax liabilities	743,501	-	743,501	-
Litigation settlement – net of tax	-	-	-	4,776,075
License fee income – net of tax (1)	-	-	-	(920,869)
Adjusted non-GAAP net income	$16,938,730	$13,888,462	$31,262,658	$26,417,594

Diluted income per share	$0.64	$0.50	$1.15	$0.81
Change in reserve for prior year R&D tax credits	(0.05)	-	(0.05)	-
R&D tax credit not enacted (2)	0.01	-	0.01	-
Tax expense associated with change of international structure	-	-	0.02	-
Reserve for prior year international tax liabilities	0.03	-	0.03	-
Litigation settlement – net of tax	-	-	-	0.17
License fee income – net of tax (1)	-	-	-	(0.03)
Adjusted non-GAAP diluted income per share (3)	$0.63	$0.50	$1.16	$0.95

(1)	Completion of license fee recognition.
(2)	Consistent with annual guidance and prior year.
(3)	Numbers may be affected by rounding.

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 24, 2014	October 25, 2013	October 24, 2014	October 25, 2013

Non-GAAP net income	$16,938,730	$13,888,462	$31,262,658	$26,417,594
Interest and other (income) expense, net	(36,033)	(4,726)	(245,154)	82,550
Depreciation and amortization	1,449,716	1,349,628	3,010,330	2,706,629
Stock-based compensation	2,682,449	2,595,869	6,194,892	5,749,368
Income tax expense – adjusted for tax impact of non-GAAP items	9,359,003	8,003,902	17,247,410	14,966,514
Adjusted EBITDA	$30,393,865	$25,833,135	$57,470,136	$49,922,655